P-SCH-VIB-W(6/22) 1 PRUCO LIFE INSURANCE COMPANY, PHOENIX, ARIZONA INDEX LINKED VARIABLE INCOME BENEFIT SCHEDULE SUPPLEMENT Annuity Number: [001-0001] Effective Date: [Effective Date of Rider] [Protected Life] [Joint Protected Lives] on the Effective Date: [John Doe] Date of Birth: [October 21, 1972] [[Mary Doe] Date of Birth: [October 15, 1972]] Income Percentage: Age on Effective Date Protected Life Income Percentages Joint Protected Lives Income Percentages [45-49 [2.50% [2.05% 50-54 2.90% 2.55% 55-59 3.20% 2.85% 60-64 3.55% 3.20% 65-69 4.00% 3.65% 70-74 4.60% 4.25% 75] 5.30%] 4.95%] Income Deferral Rate: Age on Effective Date Protected Life Income Deferral Rate Percentage Joint Protected Lives Income Deferral Rate Percentage [45-49 [0.05% [0.05% 50-54 0.10% 0.10% 55-59 0.10% 0.10% 60-64 0.15% 0.15% 65-69 0.20% 0.20% 70-74 0.25% 0.25% 75] 0.35%] 0.35%] Minimum Insured Income Stage Payment: [$100] Charge for the Rider: Assessed annually on the Index Anniversary at a rate of [1.60] Waiting Period: [3rd] anniversary of the Effective Termination Period: [3rd] anniversary of the Effective Date